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                          AMENDED AND RESTATED BYLAWS

                                      OF

                           GROUP LONG DISTANCE, INC.

                     ARTICLE I.  MEETINGS OF SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of directors and the transaction of other business shall be held during the month of October each year and on the date and at the time and place that the board of directors determines, or at such other time and place as the board of directors shall determine. If any annual meeting is not held, by oversight or otherwise, a special meeting shall be held as soon as practical, and any business transacted or election held at that meeting shall be as valid as if transacted or held at the annual meeting.

         Section 2. Special Meetings. Special meetings of the shareholders for any purpose shall be held when called by the president or the board of directors, or when demanded in writing by the holders of not less than thirty percent (30%) of all the shares entitled to vote at the meeting. Such demand must be delivered to the Corporation's secretary. A meeting demanded by shareholders shall be called for a date not less than ten nor more than sixty days after the request is made, unless the shareholders requesting the meeting designate a later date. The secretary shall issue the call for the meeting, unless the president, the board of directors, or shareholders requesting the meeting designate another person to do so. The shareholders at a special meeting may transact only business that is related to the purposes stated in the notice of the special meeting.

         Section 3. Place. Annual or special meetings of shareholders may be held either within or outside the State of Florida.

         Section 4. Notice. A written notice of each meeting of shareholders, stating the place, day, and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at the meeting, not less than ten nor more than sixty days before the date set for the meeting, either personally or by first-class mail, by or at the direction of the president, the secretary, or the officer or other persons calling the meeting. If mailed, the notice shall be considered delivered when it is deposited in the United States mail, postage prepaid, addressed to the shareholder at such shareholder's address as it appears on the records of the Corporation.

         Section 5. Waivers of Notice. Whenever any notice is required to be given to any shareholder of the Corporation under these bylaws, the articles of incorporation, or the Florida Business Corporation Act, a written waiver of notice, signed anytime by the


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person entitled to notice shall be equivalent to giving notice. Attendance by a shareholder entitled to vote at a meeting, in person or by proxy, shall constitute a waiver of (a) notice of the meeting, except when the shareholder attends a meeting solely for the purpose, expressed at the beginning of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened, and (b) an objection to consideration of a particular matter at the meeting that is not within the purpose of the meeting unless the shareholders object to considering the matter when it is presented.

         Section 6. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 7. Shareholder's List for Meeting. The Secretary shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.


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         Section 8. Quorum. At each meeting of shareholders, except where otherwise provided by law or the Articles of Incorporation or these Bylaws, the holders of a majority of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, the holders of such class so present or represented may, by majority vote, adjourn the meeting of such class from time to time in the manner provided by Section 12 of these Bylaws until a quorum of such class shall be so present or represented. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

          Section 9. Voting; Proxies. Unless otherwise provided in the
Articles of Incorporation, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by such shareholder which has voting power upon the matter in question. If the Articles of Incorporation provides for more or less than one vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of shareholders need not be by written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. In all other matters, unless otherwise provided by law or by the Articles of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or


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represented by proxy at the meeting shall be the act of such class or classes, except as otherwise provided by law or by the Articles of Incorporation or these Bylaws.

         Section 10. Inspectors. Prior to any meeting of shareholders, the Board of Directors or the President shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The time of the opening and closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a shareholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the shareholder, ballots and the regular books and records of the corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the shareholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

         Section 11. Advance Notice of Shareholder Proposals. At any annual or special meeting of shareholders, proposals by shareholders and persons nominated for election as Directors by shareholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the Articles of Incorporation and Bylaws of the Corporation. Notice of any proposal to be presented by any shareholder or of the name of any person to be nominated by any shareholder for election as a Director of the Corporation at any meeting of shareholders shall be delivered to the Secretary of the Corporation at its principal executive office not less than sixty (60) nor more than ninety (90) days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly

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announced or disclosed (in a public filing or otherwise) less than seventy (70)
days prior to the date of the meeting, such advance notice shall be given not more than ten (10) days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than seventy (70) days in advance of the annual meeting if the Corporation shall have previously disclosed, in these Bylaws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board of Directors determines to hold the meeting on a different date. Any shareholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder's name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder and any material interest of such shareholder in the proposal (other than as a shareholder). Any shareholder desiring to nominate any person for election as a Director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), such person's signed consent to serve as a Director of the Corporation if elected, such shareholder's name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder. As used herein, shares "beneficially owned" shall mean all shares as to which such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to be beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.

         Section 12. Adjournments. Any meeting of shareholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

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                            ARTICLE II.  DIRECTORS

         Section 1. Function. The business of this Corporation shall be managed and its corporate powers exercised by the board of directors.

         Section 2. Number. The Corporation shall have not less than three (3) directors, the number thereof to be determined from time to time by the Board of Directors. The number of directors may be increased or diminished from time to time by action of the board of directors or shareholders, but no decrease shall have the effect of shortening the term of any incumbent director, unless the shareholders remove the director.

         Section 3. Qualification. Each member of the board of directors must be a natural person who is eighteen years of age or older. A director need not be a resident of Florida or a shareholder of the Corporation.

         Section 4. Election and Term of Office. The Directors of the Corporation shall be divided into three classes, as nearly equal in number as reasonably possible, as determined by the Board of Directors, with the initial term of office of the first class of such Directors to expire at the first annual meeting of shareholders thereafter, the initial term of office of the second class of such Directors to expire at the second annual meeting of shareholders thereafter and the initial term of office of the third class of such Directors to expire at the third annual meeting thereafter, with each class of Directors to hold office until their successors have been duly elected and qualified. At each annual meeting of shareholders following such initial classification and election, Directors elected to succeed the Directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders in the third year following the year of their election and until their successors have been duly elected and qualified. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain a number of Directors in each class as nearly equal as reasonably possible, but no decrease in the number of Directors may shorten the term of any incumbent Director.

         Section 5. Compensation. The board of directors has authority to fix the compensation of the directors, as directors and as officers.

         Section 6. Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he serves, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation.

         Section 7. Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is presumed to have assented to the action unless he votes against it


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or expressly abstains from voting on the action taken, or, he objects at the beginning of the meeting to the holding of the meeting or transacting specific business at the meeting.

         Section 8. Vacancies. Unless filled by the shareholders, any vacancy occurring in the board of directors, including any vacancy created because of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even if the number of remaining directors does not constitute a quorum of the board of directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

         Section 9. Removal or Resignation of Directors. At a meeting of shareholders called for that purpose, the shareholders, by a vote of the holders of sixty percent (60%) of the shares entitled to vote at an election of directors, may remove any director, or the entire board of directors, with or without cause, and fill any vacancy or vacancies created by the removal.

         A director may resign at any time by delivering written notice to the board of directors or its chairman or the corporation. A resignation is effective when the notice is delivered unless the notice specifies later effective date. If a resignation is made effective at a later date, the board of directors may fill the pending vacancy before the effective date if the board of directors provided that the successor does not take office until the effective date.

         Section 10. Quorum and Voting. A majority of the board of directors constitutes a quorum for the transaction of business. The act of the majority of the directors at a meeting at which a quorum is present is the act of the board of directors.

         Section 11. Place of Meetings. Regular and special meetings by the board of directors may be held within or outside the State of Florida.

         Section 12. Regular Meetings. A regular meeting of the board of directors shall be held without notice, other than this bylaw, immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than the resolution.

         Section 13. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any director.

         Section 14. Notice of Meetings. Written notice of the time and place of special meetings of the board of directors shall be given to each director by either personal delivery or by first class United States mail, telegram, cablegram or facsimile with confirmation of transmission, at least two days before the meeting. Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of

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the meeting and all objections to the time and place of the meeting, or the manner in which it has been called or convened, except when the director states, at the beginning of the meeting, or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of the meeting.

         A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

         Section 15. Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-law shall constitute presence in person at such meeting.

         Section 16. Action by Directors Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 17. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the

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designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution or amending these Bylaws; and, unless the resolution, these Bylaws or the Articles of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, to adopt a certificate of ownership and merger or to remove or indemnify Directors.

                            ARTICLE III.  OFFICERS

         Section 1. Officers; Election. As soon as practicable after the annual meeting of shareholders in each year, the Board of Directors shall elect a President, a Secretary, and a Treasurer and it may, if it so determines, elect from among its members a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors. The Board of Directors may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as the Board of Directors may deem desirable or appropri- ate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the Articles of Incorporation or these Bylaws otherwise provide.

         Section 2. Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corpora- tion, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting or by unanimous written consent of the Board of Directors.

         Section 3. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these

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Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of the shareholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

         Section 4. Salaries. The board of directors from time to time shall fix the salaries of the officers, and no officer shall be prevented from receiving his salary merely because he is also a director of the Corporation.

                         ARTICLE IV.  INDEMNIFICATION

         The Corporation shall indemnify and may advance expenses to its officers and directors and employees and agents to the fullest extent permitted by law in existence either now or hereinafter.

                        ARTICLE V.  STOCK CERTIFICATES

         Section 1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares of stock in the Corporation owned by such holder. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

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         Section 2. Lost, Stolen or Destroyed Stock Certificates: Issuance of
New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                            ARTICLE VI.  DIVIDENDS

         The board of directors from time to time may declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                              ARTICLE VII.  SEAL

         The Corporation may have a corporate seal which shall have the name of the Corporation, and may be a facsimile, engraved, printed, or an impression seal.

                           ARTICLE VIII.  AMENDMENT

         These bylaws may be repealed or amended, and additional bylaws may be adopted, by either a vote of a majority of the full board of directors or by vote of the holders of a majority of the issued and outstanding shares entitled to vote, but the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors. In order to be effective, any amendment approved hereby must be in writing and attached to these Bylaws.

                          ARTICLE IX.  MISCELLANEOUS

         Section 1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 2. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or

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officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


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